EXHIBIT 4.3
FIRST AMENDMENT
TO
THE NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
INDENTURE
          THIS FIRST AMENDMENT TO THE NATIONAL CITY CREDIT CARD MASTER NOTE TRUST INDENTURE, dated as of March 20, 2007 (this “Amendment”) is by and between the NATIONAL CITY CREDIT CARD MASTER NOTE TRUST, a statutory trust created under the laws of the State of Delaware, as Issuer, and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee.
          WHEREAS the Issuer and the Indenture Trustee have executed that certain Indenture, dated as of August 23, 2005 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”);
          WHEREAS the Issuer and the Indenture Trustee wish to amend the Indenture as provided herein;
          NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Indenture as follows:
          SECTION 1. Amendment of Section 101. Section 101 of the Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:
     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Sarbanes Certification” is defined in Section 1504(iii).
     “Securitization Transaction” means any issuance of new Notes of any series, class or tranche, pursuant to Section 310, whether publicly offered or privately placed, rated or unrated.
     “Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

          SECTION 2. Amendment of Section 310. Section 310(b) of the Indenture is hereby amended by adding the following sentence at the end of such Section:
     In addition, the Issuer agrees to provide notice of new issuances of series, classes or tranches of Notes as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.

          SECTION 3. Addition of Article XV. The Indenture is hereby amended by adding the following new Article XV after Article XIV of the Indenture:
ARTICLE XV
COMPLIANCE WITH REGULATION AB
     Section 1501. Intent of the Parties; Reasonableness. National City and the Indenture Trustee acknowledge and agree that the purpose of this Article XV is to facilitate compliance by National City with the provisions of Regulation AB and related rules and regulations of the Commission. National City shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than National City’s compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by National City for information regarding the Indenture Trustee which is required in order to enable National City to comply with the provisions of Items 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any Indenture Supplement.
     Section 1502. Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to National City, as of the date on which information is provided to National City under Section 1503 that, except as disclosed in writing to National City prior to such date: (i) neither the execution or the delivery by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.

     Section 1503. Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the final Business Day of each month), provide to National City, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to National City, in writing, such updated information.
     The Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to National City such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to National City, in writing, such updated information. Such information shall include, at a minimum:
     (A) the Indenture Trustee’s name and form of organization;
     (B) a description of the extent to which the Indenture Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;
     (C) a description of any affiliation or relationship between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by National City in writing in advance of such Securitization Transaction:
(1) the sponsor;
(2) any depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.
In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

     Section 1504. Report on Assessment of Compliance and Attestation. On or before March 1 of each calendar year (or such later date as may be consented to in writing by National City), commencing in 2007, the Indenture Trustee shall:
     (i) deliver to National City a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to National City and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit F hereto or such criteria as mutually agreed upon by National City and the Indenture Trustee;
     (ii) deliver to National City a report of a registered public accounting firm reasonably acceptable to National City that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; and
     (iii) deliver to National City and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Securities Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer, the Master Trust or National City with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit E or such form as mutually agreed upon by National City and the Indenture Trustee.
The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
          SECTION 4. Addition of Exhibits E and F to Indenture. The Indenture is hereby amended by adding new Exhibits E and F in their respective forms attached hereto after Exhibit D-3 to the Indenture.
          SECTION 5. Effectiveness. The amendments provided for by this Amendment shall become effective upon the delivery of the following:
          (a) A Master Trust Tax Opinion.
          (b) An Issuer Tax Opinion.
          (c) An officer’s certificate from the Issuer to the Indenture Trustee and the Owner Trustee to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.
          (d) Written confirmation from the Note Rating Agencies that this Amendment will not have a Ratings Effect.
          (e) An Officer’s Certificate of the Issuer to the Indenture Trustee stating that the execution of this Amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied.
          (f) Counterparts of this Amendment, duly executed by the parties hereto.
          SECTION 6. Indenture and Indenture Supplements in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Indenture and the Indenture Supplements shall remain in full force and effect. All references to the Indenture and the Indenture Supplements in any other document or instrument shall be deemed to mean such Indenture and Indenture Supplements as amended by this Amendment. This Amendment shall not constitute a novation of the Indenture or the Indenture Supplements, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Indenture and the Indenture Supplements, as amended by this Amendment, as though the terms and obligations of the Indenture and the Indenture Supplements were set forth herein.
          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
          SECTION 8. Governing Law. THIS AMENDMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN THE UNIFORM COMMERCIAL CODE) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          SECTION 9. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. All Section or subsection references herein shall mean Sections or subsections of the Indenture, except as otherwise provided herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

NATIONAL CITY CREDIT CARD MASTER NOTE TRUST, by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:	/s/ J. Christopher Murphy
	Name:	J. Christopher Murphy
	Title:	Financial Services Officer

THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity
By:	/s/ John Bobko
	Name:	John Bobko
	Title:	Vice President

Acknowledged By: NATIONAL CITY BANK, as Beneficiary and as Servicer
By:	/s/ Russell A. Cronin Jr.
	Name:	Russell A. Cronin Jr.
	Title:	Sr. Vice President

EXHIBIT E
FORM OF ANNUAL CERTIFICATION

Re:	The Indenture dated as of August 23, 2005 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between National City Credit Card Master Note Trust and The Bank of New York
     I,                                         , the                                           of [NAME OF COMPANY] (the “Company”), certify to National City Bank, a national banking association (“National City”), and its officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Company Information”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB that were delivered by the Company to National City pursuant to the Agreement;
     (2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;
     (3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to National City; and
     (4) To the best of my knowledge, except as disclosed in clause (1) above, the Company has fulfilled its obligations under the Agreement.

Date:

By:
Name:
Title:

EXHIBIT F
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	✓

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

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Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.

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Servicing Criteria		Applicable
Reference	Criteria	Servicing Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF INDENTURE TRUSTEE]

Date:

By:
Name:
Title:

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